                                    Exhibit 4

                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Richard F. Noll his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-KSB, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:



                 Name                                Title                      Date
                 ----                                -----                      ----
 /s/ Richard F. Noll                   President, Chief Executive               April 1, 2002
 ----------------------------          Officer, and Director
      Richard F. Noll


 /s/ J. P. McCormick                   Chairman of the Board of Directors,      April 1, 2002
 ---------------------------           Chief Financial Officer, Treasurer,
      J.P. McCormick                   Secretary and Director



/s/ Alexander M. Adelson               Director                                 April 1, 2002
 ---------------------------
     Alexander M. Adelson


/s/ Sean Deson                         Director                                 April 1, 2002
-------------------------------
      Sean Deson


/s/ Bruce Judson                       Director                                 April 1, 2002
------------------------------
      Bruce Judson


Supplemental Information to be Furnished with Reports Filed Pursuant to Section 15(d) of the Exchange Act by Non-Reporting Issuers


As of the date of filing of this Annual Report on Form 10-KSB, no annual report or proxy material has been sent to security holders of the Company. Proxy material is to be furnished to the Company's security holders subsequent to the filing of this Annual Report on Form 10-KSB in connection with the Company's annual meeting of stockholders.